UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2012

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On July 2, 2012, Xerium Technologies, Inc. (the “Company”) announced a voluntary redundancy program at its press felt facility in Buenos Aires, Argentina in connection with the relocation of its Huyck.Wangner press felt capacity and initiated consultation proceedings with its works’ council at its rolls cover facility in Meyzieu, France regarding a proposal to cease operations there. In Argentina, the production of press felts and fiber cement felts would be transferred to the Company’s facilities in Brazil and the roll cover production of its facility in France would be transferred to the Company’s rolls facilities in Germany and Italy. The actions are expected to be completed over the next several months.

Although the final costs will not be known until the actions are complete, the Company estimates it will incur approximately $10.1 million in restructuring charges, including $2.8 million of non-cash impairment charges, beginning in the third quarter of 2012 through the planned completion of shutdown activities in the fourth quarter of 2012. The Company estimates it will make approximately $5.8 million in net cash payments related to various personnel, facility and capital expenditure costs associated with these plans, which are net of proceeds on the sale of certain assets. The Company estimates these actions will result in future annual pre-tax savings of $2.6 million.

Certain of the above statements regarding employee reductions, restructuring expense, the timing of those actions, anticipated savings and cash payback constitute “forward-looking statements.” These statements are protected by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that these forward-looking statements will be accurate since they are based on many assumptions which involve risks and uncertainties, both known and unknown. The following important factors could cause the estimated employee reductions, restructuring expense, estimated savings and timing to differ: changes in economic or industry conditions; issues arising from rationalization of operations; prolonged negotiations with the works’ council and other risks identified in the Company’s Securities and Exchange Commission reports and public announcements. Any forward-looking statements included in this report are as of the date made and the Company does not intend to update them if its views later change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description

99.1	Press Release of Xerium Technologies, Inc. dated July 2, 2012 announcing its press felt capacity relocation in Argentina and its decision to close its rolls facility in France

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: July 2, 2012	By:	/s/ Clifford E. Pietrafitta
	Name:	Clifford E. Pietrafitta
	Title:	Executive Vice President and CFO

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Xerium Technologies, Inc. dated July 2, 2012 announcing its press felt capacity relocation in Argentina and its decision to close its rolls facility in France